DECHERT DRAFT 05/14/03



                              DECLARATION OF TRUST

                                       of

                        ADVISORY HEDGED OPPORTUNITY FUND

                           a Delaware Statutory Trust

                               January 27__, 2003

                 (as amended and restated _____, 2003)





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                                TABLE OF CONTENTS


ARTICLE I.     Name and Definitions............................................1
   Section 1.  Name............................................................1
   Section 2.  Definitions.....................................................1

ARTICLE II.    Purpose of Trust................................................3

ARTICLE III.   Shares..........................................................3
   Section 1.  Division of Beneficial Interest.................................3
   Section 2.  Ownership of Shares.............................................5
   Section 3.  Transfer of Shares..............................................5
   Section 4.  Investments in the Trust........................................5
   Section 5.  Status of Shares and Limitation of Personal Liability...........5
   Section 6.  Establishment and Designation of Series or Class................6
   Section 7.  Indemnification of Shareholders.................................8

ARTICLE IV.    Trustees........................................................9
   Section 1.  Number; Election and Tenure.....................................9
   Section 2.  Effect of Termination of Service................................9
   Section 3.  Powers.........................................................10
   Section 4.  Payment of Expenses by the Trust...............................14
   Section 5.  Payment of Expenses by Shareholders............................15
   Section 6.  Ownership of Assets of the Trust...............................15
   Section 7.  Service Contracts..............................................15
   Section 8.  Trustees and Officers as Shareholders..........................16
   Section 9.  Chairperson of the Trustees....................................17

ARTICLE V.     Shareholders Voting Powers and Meetings........................17
   Section 1.  Voting Powers, Meetings, Notice, and Record Dates..............17
   Section 2.  Quorum and Required Vote.......................................18
   Section 3.  Record Dates...................................................18
   Section 4.  Additional Provisions..........................................18

ARTICLE VI.    Net Asset Value, Distributions, Redemptions and
               Repurchases....................................................18
   Section 1.  Determination of Net Asset Value, Net Income, and
               Distributions..................................................18
   Section 2.  Redemptions or Repurchases by the Trust........................19

ARTICLE VII.   Compensation; Limitation of Liability; Indemnification
               of Trustees....................................................20
   Section 1.  Compensation...................................................20
   Section 2.  Limitation of Liability and Indemnification....................20
   Section 3.  Trustee's Good Faith Action, Expert Advice, No Bond or
               Surety.........................................................22
   Section 4.  Insurance......................................................22

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ARTICLE VIII.  Miscellaneous..................................................22
   Section 1.  Liability of Third Persons Dealing with Trustees...............22
   Section 2.  Derivative Actions.............................................22
   Section 3.  Termination of the Trust or Class..............................24
   Section 4.  Reorganization.................................................25
   Section 5.  Master-Feeder Structure........................................26
   Section 6.  Amendments.....................................................26
   Section 6.  amendment......................................................27
   Section 7.  Filing of Copies, References, Headings.........................27
   Section 8.  Applicable Law.................................................27
   Section 9.  Provisions in Conflict with Law or Regulations.................28
   Section 10. Statutory Trust Only...........................................28
   Section 11. Writings.......................................................28




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                             DECLARATION OF TRUST OF
                        ADVISORY HEDGED OPPORTUNITY FUND

     THIS DECLARATION OF TRUST is made and entered into as of the date set forth below by the sole Trustee named hereunder for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth.

     NOW, THEREFORE, the sole Trustee named hereunder hereby directs that the Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and does hereby declare that the Trustees will hold in trust all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the holders of shares of this Trust.

                        ARTICLE I. Name and Definitions

     Section 1. Name. This Trust shall be known as the "Advisory Hedged Opportunity Fund" ("Trust") and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

     "Assets held with respect to" a particular Series shall mean such consideration, assets, income, earnings, profits, and proceeds thereof, from whatever source derived (including without limitation, any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in any form) with respect to that Series;

     "Board of Trustees" shall mean the Trustees constituting the board of Trustees of the Trust;

     "Business Day" shall mean any day the Federal Reserve System of the United States is open for business or such other day as the Trustees shall determine in their sole discretion;

     "Bylaws" shall mean the Bylaws of the Trust as amended from time to time, which Bylaws are expressly herein incorporated by reference as part of the "governing instrument" within the meaning of the Delaware Act;

     "Certificate of Cancellation" shall mean a certificate filed following the winding up of the Trust to cause a cancellation of the Trust;
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         "Certificate of Trust" shall mean the certificate of trust, as amended or restated from time to time, filed or to be filed by the Trust with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

         "Class" shall mean a class of shares of the Trust, or any Series thereof, established in accordance with the provisions of Article III hereof;

         "Commission" shall mean the United States Securities and Exchange Commission;

         "Covered Person" shall mean every person who is, or has been, a Trustee or officer of the Trust;

         "Declaration of Trust" shall mean this Declaration of Trust, as amended or restated from time to time;

         "Delaware Act" shall mean the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq., as amended;

         "General Assets" shall mean any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable assets held with respect to any particular Series;

         "Interested Person" shall have the meaning given it in Section 2(a)(19) of the 1940 Act and rules thereunder;

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder;

         "Investment Adviser" has the meaning set forth in Article IV, Section 7(a) hereof;

         "Investment Funds" shall mean unregistered investment funds and/or registered investment companies;

         "Liabilities held with respect to" a particular Series or Class shall mean all liabilities, expenses, costs, charges, and reserves charged to that Series or Class;

         "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, as amended;

         "Person" or "Persons" shall mean and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates, and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

         "Principal Underwriter" shall have the meaning given such term in
Section 2(a)(29) of the 1940 Act;

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         "Securities  Act"  shall mean the  Securities  Act of 1933 and the rules and regulations thereunder, as amended;

         "Series" shall mean any series of shares established and designated under or in accordance with the provisions of Article III hereof;

         "Shareholder" shall mean a beneficial owner of Shares;

         "Shares" shall mean the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of shares as well as whole shares;

         "Trust" shall mean this Delaware Statutory Trust established or to be established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust with the Office of the Secretary of State of the State of Delaware;

         "Trust Property" shall mean any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust; and

         "Trustee" or "Trustees" shall mean the Person or Persons who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or her or their capacity as Trustee or Trustees hereunder.

                          ARTICLE II. Purpose of Trust

         The purpose of the Trust is to conduct, operate, and carry on the business of a management investment company registered under the 1940 Act and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust.

                              ARTICLE III. Shares

         Section 1. Division of Beneficial Interest. The Trustees may authorize that the beneficial interest in the Trust be divided into one or more Series or Classes. The Trustees may divide any Series into two or more Classes. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of the Trust or any Series or Class thereof:

         (a) to divide the beneficial interest in the Trust or any Series or Class thereof into Shares, with or without par value, as the Trustees shall determine;

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     (b) to issue Shares without  limitation as to number (including  fractional
Shares) to such Persons and for such amount and type of consideration, subject to any restriction set forth in the Bylaws, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate;

     (c) to establish and designate and to change in any manner any Series or Class thereof and to fix such preferences, voting powers, rights, duties, and privileges and business purpose of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties, and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust;

     (d) to divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class thereof in the assets held with respect to that Series;

     (e) to classify or reclassify any issued Shares of the Trust, or any Series or Class thereof into Shares of one or more Series or Classes thereof;

     (f) to change the name of the Trust, or any Series or Class thereof;

     (g) to abolish the Trust, or any one or more Series or Classes thereof; and

     (h) to take such other action with respect to the Shares as the Trustees may deem desirable.

     Subject to the distinctions permitted among Classes of the Trust or any Series as established by the Trustees, consistent with the requirements of the 1940 Act, each Share of the Trust, or of a Series or Class of the Trust shall represent an equal beneficial interest in the net assets of such Series or Class, and each holder of Shares of the Trust, or a Series or Class shall be entitled to receive such holder's pro rata share of distributions of income and capital gains, if any, made with respect to, the Trust, or such Series or Class. Upon the repurchase of the Shares of the Trust, or any Series or Class, the applicable Shareholder shall be paid solely out of the funds and property of the Trust, or such Series or Class of the Trust.

     All references to Shares in this Declaration of Trust shall be deemed to be references to Shares of the Trust or of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series or Class of the Trust, except as otherwise provided or the context otherwise requires.

     All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no

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preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

     Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of the Trust or any Series or Class, and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of the Trust or any Series or Class and as to the number of Shares of the Trust or any Series or Class held from time to time by each Shareholder.

     Section 3. Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trust or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. The Trustees may impose restrictions on Share transfer in their sole discretion. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the Bylaws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

     Section 4. Investments in the Trust. Investments may be accepted by the Trust from Persons, at such times, on such terms, and for such consideration, as the Trustees from time to time may authorize.

     Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the debts, liabilities, obligations, and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class. Neither the Trust nor the Trustees, nor any officer,

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

employee, or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.

     Section 6. Establishment and Designation of Series or Class. The establishment and designation of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.

     Shares of each  Series or Class of the Trust  established  pursuant to this
Article III, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

     (a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series or Class thereof, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange, or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) shall irrevocably be held separately with respect to that Series for all purposes, subject only to the rights of creditors of such Series from the assets of the Trust and every other Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds or payments that are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between, or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series or Class shall be held and accounted for separately from the assets held with respect to all other Series or Classes and the General Assets of the Trust not allocated to such Series or Classes.

     (b) Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges, and reserves attributable to that Series,


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except that liabilities, expenses, costs, charges, and reserves allocated solely to a particular Class shall be borne by that Class. Any general liabilities of the Trust that are not readily identifiable as being held with respect to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Class in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as "liabilities held with respect to" that Series or Class. Each allocation of liabilities expenses, costs charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

     Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges, or reserves as herein provided, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed with the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among series (and the statutory effect of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with, or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

     (c) Dividends, Distributions, and Repurchases or Redemptions. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any repurchases or redemption of, the Shares of Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder or any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (d) Equality. All the Shares of the Trust or each particular Series shall represent an equal proportionate interest in the assets held with respect to the Trust or that Series (subject to the liabilities held with respect to the Trust or that Series or Class thereof and such rights and preferences as may have been established and designated with respect to any Class within the Trust or Series), and each Share of any particular Series or Class shall be equal to each other


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

Share of that Series. With respect to any Class of the Trust or a Series, each such Class shall represent interests in the assets of the Trust or that Series and have identical voting, dividend, liquidation, and other rights, and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class.

     (e) Fractions. Any fractional Share of the Trust or a Series or Class thereof, shall carry proportionately all the rights and obligations of a whole Share of the Trust or a Series or Class, including rights with respect to voting, receipt of dividends and distributions, repurchases or redemption of Shares, and termination of the Trust.

     (f) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of the Trust or any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series of Shares or Classes of Shares of the Trust or of other investment companies registered under the 1940 Act in accordance with such requirements and procedures as may be established by the Trustees.

     (g) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class.

     (h) Elimination of Series or Class. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may by resolution of a majority of the then Trustees abolish that Series or Class and rescind the establishment and designation thereof.

     Section 7. Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust or any Series or Class shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or such Series or Class and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the Trust or applicable Series or Class to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the applicable Series or Class, may, at its option, assume the defense of any such claim made against such Shareholder. Neither the Trust nor the applicable Series or Class shall be responsible for satisfying any obligation arising from such a claim that has been settled by the Shareholder without the prior written notice to, and consent of, the Trust.

                              ARTICLE IV. Trustees

     Section 1. Number; Election and Tenure.

     (a) Number. The number of Trustees constituting the board of Trustees (the "Board of Trustees") shall be fixed from time to time by written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided however that the number of Trustees shall at all times be at least one and no more than fifteen as determined, from time to time, by the Trustees pursuant to Section 3 of this Article IV.

     (b) Election and Tenure. To the extent required by applicable law, the Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed (i) at any meeting of Shareholders by a vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares of the Trust, or (ii) at any time by written instrument signed by at least sixty-six and two-thirds percent (66-2/3%) of the remaining Trustees, specifying the date when such removal shall become effective. Each Trustee shall serve during the lifetime of the Trust until he or she dies, resigns, has reached mandatory retirement as set by the Trustees, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. In the event that less than the majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a meeting of Shareholders for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

     (c) Mandatory Election by Shareholders. Notwithstanding the foregoing provisions (a) and (b) of this Section 1 of Article IV, the Trustees shall call a meeting of the Shareholders entitled to vote on the matter for the election of one or more Trustees at such time or times as may be required in order that the provisions of the 1940 Act or any resolution of the Trustees that authorizes the issuance of a Class of Shares of beneficial interest other than common Shares may be complied with, and the authority hereinabove provided for the Trustees to appoint any successor Trustee or Trustees shall be restricted if such appointment would result in failure of the Trust to comply with any provision of the 1940 Act or any resolution of the Trustees that authorizes the issuance of a Class of Shares of beneficial interest other than common Shares.

     (d) Initial Trustees. Notwithstanding any other provision of this Section 1 of Article IV, the initial Trustee(s) shall be the person(s) whose signature(s) appear hereon.

     Section 2. Effect of Termination of Service. The death, declination to serve, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this

Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall, subject to compliance with the 1940 Act, have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Investment Adviser (as defined in Article IV, Section 7(a) hereof) is empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

     Section 3. Powers. Subject to the provisions of this Declaration of Trust, the Trustees shall have exclusive and absolute control over the Trust property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust property and business in their own right, but with such powers of delegation as may be permitted by this Declaration of Trust. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any location whatsoever and do all things and execute all instruments they deem necessary, proper, or desirable to promote the interests of the Trust although such things may not be specifically mentioned in this Declaration of Trust. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, any presumption shall be in favor of a grant of power to the Trustees. The Trustees shall have all powers necessary or convenient to carry out their responsibilities including the power to engage in transactions of all kinds on behalf of the Trust.

     Without limiting the foregoing, the Trustees may:

     (a) adopt Bylaws not inconsistent with this Declaration of Trust providing for the management of the affairs of the Trust and may amend and repeal such Bylaws to the extent that such Bylaws do not reserve that right to the Shareholders;

     (b) enlarge or reduce the number of Trustees;

     (c) remove any Trustee with or without cause at any time by the vote of sixty-six and two-thirds percent (66-2/3%) of the remaining Trustees, specifying the date when such removal shall become effective, and fill vacancies caused by enlargement of their number or by the death resignation, retirement, or removal of a Trustee;

     (d) create and eliminate the position of chairperson of the Board of Trustees, with such role, responsibilities, and powers as the Trustees consider appropriate, and select and remove any Trustee from such position with or without cause as they consider appropriate;

     (e) elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate;

     (f) establish and terminate one or more committees, consisting of two or more Trustees, that may exercise the powers and authority of the Board of Trustees to the extent that the Trustees so determine;

     (g) employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank;

     (h) employ an administrator for the Trust and authorize such administrator to employ subadministrators;

     (i) employ an Investment Adviser to the Trust and authorize such Investment Adviser to employ subadvisers;

     (j) retain a transfer agent or a shareholder  servicing agent, or both, and
authorize  such  transfer  agent  or  shareholder   servicing  agent  to  employ
sub-transfer agents or sub-shareholder servicing agents;

     (k) provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise;

     (l) repurchase or redeem and transfer Shares pursuant to applicable law;

     (m) set record dates for the determination of Shareholders with respect to various matters;

     (n) declare and pay dividends and distributions to Shareholders of the Trust or any Series or Class from the assets of the Trust or such Series; and

     (o) in general, delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer agent or shareholder servicing agent, Principal Underwriter, or Investment Adviser.

     Unless otherwise specified herein or in the Bylaws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the state of Delaware. Unless otherwise specified herein or in the Bylaws or required by law, a majority of the Trustees shall constitute a quorum.

     (p) Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

     (i) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of or enter into contracts for the future acquisition or delivery of, securities and other instruments and property of every nature and kind, including, without limitation, shares or interests in open-end or closed-end investment companies or other forms of investment vehicle, common and preferred stocks, warrants and rights to purchase securities, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, loans, obligations, participations, other evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers' acceptances, derivative instruments, and other securities or property of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, and foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or engage in "when issued" or delayed delivery transactions and in all types of financial instruments and hedging and risk management transactions; change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

     (ii) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including options on futures contracts) in respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

     (iii) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper, and to do any acts they deem advisable for the preservation, protection, improvement, and enhancement in value of Trust assets;

     (iv) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of or other dealings in securities or other property;

     (v) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered, or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

     (vi) To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or issuer of any security which is held in the Trust;

to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

     (vii) To join with other security holders in acting through a committee, depositary, voting trustee, or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary, or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay and to pay, such portion of the expenses and compensation of such committee, depositary, or trustee as the Trustees shall deem proper;

     (viii) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

     (ix) To enter into joint ventures, general or limited partnerships, and any other combinations or associations;

     (x) To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness; and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

     (xi) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

     (xii) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance polices insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being, or having held any such office or position, or by reason of any action, alleged to have been taken or omitted by any such Person as Trustee, officer employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

     (xiii) To adopt, establish, and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift, and other retirement, incentive, and benefit plans, and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees, and agents of the Trust;

     (xiv) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

     (xv) To enter into contracts of any kind and description;

     (xvi) To employ as custodian of any assets of the Trust one or more banks, trust companies, or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration of Trust or in the Bylaws;

     (xvii) To employ auditors, counsel, or other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the Bylaws;

     (xviii) To interpret the investment policies, practices, or limitations of any Class;

     (xix) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III;

     (xx) To the full extent permitted by Section 3805 of the Delaware Act, to allocate assets, liabilities, and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that all liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III; and

     (xxi) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

     The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series or Classes. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder. The Trust may pursue its investment program and any other powers as set forth in this Section 3 of Article IV either directly or through one or more subsidiary vehicles at the discretion of the Trustees.

     Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Adviser, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, which expenses, fees, charges, taxes, and liabilities shall be allocated in accordance with Article III, Section 6 hereof.

     Section 5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, expenses of the Trust as described in Section 4 of this Article IV (for purposes of this Section 5 only, "Expenses"), in an amount fixed from time to time by the Trustees, by setting off such Expenses due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such Expenses due from such Shareholder, provided that the direct payment of such Expenses by Shareholders is permitted under applicable law.

     Section 6. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title, and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal, or death of a Trustee, he or she shall automatically cease to have any right, title, or interest in any of the Trust Property, and the right, title, and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 7. Service Contracts.

     (a) Subject to such requirements and restrictions as may be set forth under federal and/or state law and in the Bylaws, including, without limitation, the requirements of Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management, and/or administrative services for the Trust or for any Series or Class thereof with any corporation, trust, association, or other organization or person ("Investment Adviser"); and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Investment Adviser to supervise and direct the investment of all assets held, and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments; authority for the Investment Adviser or administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators or such other activities as may specifically be delegated to such party.

     (b) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association, or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series or Classes or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the Bylaws, including, without limitation, the requirements of Section 15 of the 1940 Act; and any such contract may contain such other terms as the Trustees may determine.

     (c) The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations, or other organizations, appointing it or them the custodian, transfer agent, and/or shareholder servicing agent for the Trust or one or more of its Series or Classes. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the Bylaws or stipulated by resolution of the Trustees.

     (d) Subject to applicable law, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series or Classes, as the Trustees determine to be in the best interests of the Trust and the applicable Series or Class.

     (e) The fact that:

         (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management, or administration contract, or Principal Underwriter's or distributor's contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

         (ii) any corporation, trust, association, or other organization with which an advisory, management, or administration contract or Principal Underwriter's or distributor's contract, or transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal Underwriter's or distributor's or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests;

shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

     Section 8. Trustees and Officers as Shareholders. Any Trustee, officer, or agent of the Trust may acquire, own, and dispose of Shares to the same extent as if he or she were not a

Trustee, officer, or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and repurchase or redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the Bylaws relating to the sale and repurchase or redemption of such Shares.

     Section 9. Chairperson of the Trustees. The Trustees may appoint one of their number to be Chairperson of the Board of Trustees. The Chairperson shall preside at all meetings of the Trustees, shall not be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be (but is not required to be) the chief executive, financial and/or accounting officer of the Trust.

              ARTICLE V. Shareholders' Voting Powers and Meetings

     Section 1. Voting Powers, Meetings, Notice, and Record Dates.

     (a) The Shareholders shall have power to vote only: (i) for the election or removal of Trustees as provided in Article IV, Section 1 hereof; and (ii) with respect to such additional matters relating to the Trust as may be required by applicable law, this Declaration of Trust, the Bylaws, or any registration of the Trust with the Commission, or as the Trustees may consider necessary or desirable.

     (b) Each dollar of net asset value of a Series or Class shall be entitled to one vote as any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate except: (i) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (ii) when the matter involves the termination of a Series or any other action that the Trustees have determined will affect only the interests of one or more Series and a Shareholder vote with respect to such action is sought, then only Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only one or more Classes and a Shareholder vote with respect to such action is sought, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees.

     (c) Shares may be voted in person or by submission of proxy. A proxy may be given by any means acceptable under applicable law, including by an electronic or telecommunications device or in any other manner. Notwithstanding anything else contained herein or in the Bylaws and to the extent permitted by applicable law, in the event a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of the Trust, or one or more Series or Classes thereof, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only by written proxy or in person at a meeting. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust, or the Bylaws to be taken by the Shareholders. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as may be provided in the Bylaws.

     Section 2. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the Bylaws or by this Declaration of Trust, thirty-three and one-third percent (33-1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Series or Classes vote as a single class separate from any other Shares, thirty-three and one-third percent (33-1/3%) of the Shares of each such Series or Class entitled to vote shall constitute a quorum at a Shareholders' meeting of that Series or Class. Except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series or Class shall vote as a Series or Class, then a majority of the Shares of that Series or Class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series or Class is concerned. If at any meeting of the Shareholders there shall be less than a quorum present with respect to a particular issue to be voted on, such meeting may be adjourned, without further notice, with respect to such issue from time to time until a quorum shall be present with respect to such issue, but voting may take place with respect to issues for which a quorum is present.

     Section 3. Record Dates. For the purpose of determining the Shareholders of any Series or Class who are entitled to notice of and to vote or act at any meeting or adjournment thereof, to receive payment of any dividend or of any other distribution, or for the purpose of any other action, the Trustees may from time to time fix a date for purposes of payments of any dividends or of any other distribution, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series or Class having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series or Classes at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.

     Section 4. Additional Provisions. The Bylaws may include further provisions for Shareholders' votes and meetings, record dates, and related matters.

    ARTICLE VI. Net Asset Value, Distributions, Redemptions and Repurchases

     Section 1. Determination of Net Asset Value, Net Income, and Distributions. Subject to applicable law and Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted resolution of the Trustees such bases and time for determining the net asset value per Share or net asset value of the Shares of any Series or Class or net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable. The Trustees shall cause the net asset value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine the net asset value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose.

     Section 2. Redemptions or Repurchases by the Trust.

     (a) General. Except as otherwise provided in this Declaration of Trust, no Shareholder or other person holding one or more Shares or any portion thereof shall have the right to require the Trust to redeem or repurchase any Share or portion thereof. The Board of Trustees, from time to time, and in its sole and absolute discretion, may determine to cause the Trust to offer to redeem or repurchase Shares from Shareholders, including the Investment Adviser, on such terms and conditions as set forth from time to time in the then current registration statement of the Trust;

     (b) Discretionary Redemptions or Repurchases. The Board of Trustees shall cause the Trust to redeem or repurchase Shares or portions thereof on terms fair to the Trust and to all Shareholders of one or more classes of Shareholders (including persons holding Shares acquired from Shareholders), as applicable, in the manner set forth from time to time in its then current registration statement.

     (c) Mandatory Redemptions. The Board of Trustees may cause the Trust to redeem Shares or portions thereof of a Shareholder or any person acquiring one or more Shares or portions thereof from or through a Shareholder in the event that the Board of Trustees determines or has reason to believe that, among other things:

         (i) one or more Shares or portions thereof have been transferred to or have vested in any person who is not eligible to invest in the Trust under the Trust's effective registration statement;

         (ii) ownership of the Shares by such Shareholder or other person will cause the Trust to be in violation of, or require registration of any Shares, or subject the Trust or the Investment Adviser to additional registration or regulation under the securities, commodities, or other laws of the United States or any other relevant jurisdiction;

         (iii) continued ownership of such Shares may be harmful or injurious to the business or reputation of the Trust or the Investment Adviser, or may subject the Trust or any of its Shareholders to an undue risk of adverse tax or other fiscal consequences;

         (iv) any representation or warranty made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true; or

         (v) it would be in the best interests of the Trust, as determined by the Board of Trustees in its sole and absolute discretion, for the Trust to redeem such Shares or portions thereof.

     (d) Disclosure of Holding. Any Shareholder shall upon demand by the Trust disclose to the Trust in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trust deems necessary to comply with the provisions of the 1940 Act or other applicable laws or regulations.

ARTICLE VII. Compensation; Limitation of Liability; Indemnification of Trustees

     Section 1. Compensation. The Trustees in such capacity shall be entitled to reasonable compensation from the Trust and they may fix the amount of such compensation. However, the Trust will not compensate those Trustees who are Interested Persons of the Trust, its Investment Adviser, subadvisers, distributor, or Principal Underwriter. Notwithstanding the foregoing, the Trust may reimburse all Trustees and officers of the Trust for travel and reasonable out-of-pocket expenses incurred in connection with their service as Trustee or officer of the Trust. Nothing herein shall in any way prevent the employment of a Trustee for advisory, management, legal, accounting, investment banking, or other services, and payment for such services by the Trust.

     Section 2. Limitation of Liability and Indemnification.

     (a) A Trustee or officer of the Trust, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Trust or any Trustee or officer. A Trustee or officer shall not be liable for any act or omission or any conduct whatsoever in his or her capacity as Trustee or officer, provided that nothing contained herein or in the Delaware
Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee or officer hereunder. No Trustee who has been designated an "audit committee financial expert" (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto, and any rules issued thereunder by the Commission) in the Trust's registration statement or other reports required to be filed with the Commission shall be subject to any greater duty of care in discharging such Trustee's duties and responsibilities by virtue of such designation than is any Trustee who has not been so designated.

     (b) Subject to the exceptions and limitations contained in Subsection 2(c) of this Article VII:

         (i) every person who is, has been, or becomes a Trustee or officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Trustee or officer and against amounts paid or incurred by him or her in the settlement thereof;

         (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits, or proceedings (civil, criminal, or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

     (c) No indemnification shall be provided hereunder to a Covered Person: who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust.

     (d) The Trust's financial obligations arising from the indemnification provided herein may be insured by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person, and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

     (e) Expenses in connection with the defense of any claim, action, suit, or proceeding of the character described in Subsection 2(a) of this Article may be paid by the Trust or Series or Class from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or Series if it is ultimately determined that he or she is not entitled to indemnification under this Section 2; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking,
(ii) the Trust is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 2.

     (f) All persons extending credit to, contracting with, or having any claim against the Trust shall look only to the assets of the Trust or appropriate Series of the Trust for payment under such credit, contract, or claim; and neither the Trustees nor the Shareholders, nor any of the Trust's officers, employees, or agents, whether past, present, or future, shall be personally liable therefor.

     (g) Every note, bond, contract, instrument, certificate, or undertaking, and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust, shall conclusively be deemed to have been executed or done only in or with respect to his, her, or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees' discretion, any note, bond, contract, instrument, certificate, or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate, or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officer, or Shareholders individually.

     Section 3. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon advice of counsel, or upon reports made to the Trust by any of the Trust's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee, or agent of the Trust in connection with any claim, action, suit, or proceeding in which he or she may become involved by virtue of his or her capacity or former capacity as a Trustee of the Trust.

                          ARTICLE VIII. Miscellaneous

     Section 1. Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

     Section 2. Derivative Actions.

     (a) Shareholders of the Trust or any Series may not bring a derivative action to enforce the right of the Trust or an affected Series, as applicable, unless each of the following conditions is met:

         (i) Each complaining Shareholder was a Shareholder of the Trust or the affected Series, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

         (ii) Each complaining Shareholder was a Shareholder of the Trust or the affected Series, as applicable, as of the time the demand required by subparagraph (iii) below was made;

         (iii) Prior to the commencement of such derivative action, the complaining Shareholders have made a written demand to the Board of Trustees requesting that they cause the Trust or affected Series, as applicable, to file the action itself. In order to warrant consideration, any such written demand must include at least the following:

                (1) a detailed description of the action or failure to act complained of and the facts upon which each such allegation is made;

                (2) a statement to the effect that the complaining Shareholders believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Series, as applicable and a explanation of why the complaining Shareholders believe that to be the case;

                (3) a certification  that the requirements of  sub-paragraphs
(i) and (ii) have been met, as well as information reasonably designed to allow the Trustees to verify that certification; and

                (4) a certification that each complaining Shareholder will be a Shareholder of the Trust or the affected Series, as applicable as of the commencement of the derivative action;

         (iv) At least 10% of the Shareholders of the Trust or the affected Series, as applicable, must join in bringing the derivative action; and

         (v) A copy of the derivative complaint must be served on the Trust, assuming the requirements of sub-paragraphs (i)-(iv) above have already been met and the derivative action has not been barred in accordance with paragraph
(b)(ii) below.

     (b) Demands for derivative action submitted in accordance with the requirements above will be considered by those Trustees who are not deemed to be Interested Persons of the Trust. Within 30 calendar days of the receipt of such demand by the Board of Trustees, those Trustees who are not deemed to be Interested Persons of the Trust will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series, as applicable. Trustees that are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action.

         (i) If the demand for derivative action has not been considered within 30 calendar days of the receipt of such demand by the Board of Trustees, a decision communicated to the complaining Shareholder within the time permitted by sub-paragraph (ii) below, and sub-paragraphs (i)-(iv) of paragraph (a) above have been met, the complaining Shareholders shall not be barred by this Declaration of Trust from commencing a derivative action.

         (ii) If the demand for derivative action has been considered by the Board of Trustees, and a majority of those Trustees who are not deemed to be Interested Persons of the Trust, after considering the merits of the claim, has determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable, the complaining Shareholders shall be barred from commencing the derivative action. If upon such consideration the appropriate members of the Board determine that such a suit should be maintained, then the appropriate officers of the Trust shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Board of Trustees, or the appropriate officers of the Trust, shall inform the complaining Shareholders of any decision reached under this sub-paragraph (ii) in writing within five business days of such decision having been reached.

     (c) A Shareholder of a particular Series of the Trust shall not be entitled to participate in a derivative action on behalf of any other Series of the Trust.

     Section 3. Termination of the Trust or Class.

     (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares of the Trust or each Series entitled to vote, voting separately by Series, or upon the approval of sixty-six and two-thirds percent (66-2/3%) of the Trustees by written notice to the Shareholders. Any Series or Class may be terminated at any time either by vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares of such Series or Class entitled to vote or, without Shareholder vote, upon the approval of sixty-six and two-thirds percent (66-2/3%) of the Trustees by written notice to the Shareholders of such Series or Class.

     (b) Upon the requisite Shareholder vote or action by the approval of Trustees to terminate the Trust or any one or more Series or Classes, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or Class thereof as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees may consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution. Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

     (c) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate of Cancellation may be signed by any one Trustee.

     Section 4. Reorganization.

     (a) Notwithstanding anything else herein, the approval of sixty-six and two-thirds percent (66-2/3%) of the Trustees shall be sufficient, without Shareholder approval unless such approval is required by applicable law, to (i) cause the Trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations, or other business entities (including trusts, partnerships, associations, corporations, or other business entities created by the Trustees to accomplish such merger or consolidation so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof), that will succeed to or assume the Trust's registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession, or colony of the United States, unless otherwise permitted under the 1940 Act, (ii) cause any one or more Series or Classes of the Trust to merge or consolidate with or into any one or more other Series or Classes of the Trust, one or more trusts (series or classes or series thereof to the extent permitted by law), partnerships, associations, corporations, (iii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iv) cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction, or
(v) cause the Trust to distribute the assets of the Trust into and through a liquidating trust to effect the liquidation of the Trust, to the extent permitted under the 1940 Act. Any agreement of merger or consolidation or exchange or certificate or merger may be signed by the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

     (b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by sixty-six and two-thirds percent (66-2/3%) of the Trustees in accordance with this Section 3 may (i) effect any amendment to the governing instrument of the Trust or (ii) effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

     (c) The conversion of the Trust from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act, shall require the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66-2/3%) of each Class of Shares outstanding and entitled to vote (with each Class separately voting thereon or consenting thereto as a separate Class). Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law. However, if such conversion is unanimously recommended by the Trustees, the vote or written consent of the holders of a majority of the outstanding Shares of the Trust (which voting securities shall, unless otherwise provided by the Trustees, vote together on the matter as a single Class) shall be sufficient to authorize such conversion. Notwithstanding any other provision in this Declaration of Trust, this paragraph may only be amended by the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66-2/3%) of each Class of the Shares of the Trust outstanding and entitled to vote (with each Class separately voting thereon or consenting thereto as a separate Class), unless such amendment is unanimously recommended by the Trustees, in which case the vote or written consent of the holders of a majority of the outstanding Shares of the Trust (which voting securities shall, unless otherwise provided by the Trustees, vote together on the matter as a single Class) shall be sufficient to authorize such amendment.

     (d) The approval of sixty-six and two-thirds percent (66-2/3%) of the Trustees shall be sufficient to cause the Trust, or any series thereof, to sell and convey all or substantially all of the assets of the Trust or any affected series to another series of the Trust or to another entity to the extent permitted under the 1940 Act, for adequate consideration, which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust or any affected series, and which may include Shares or interest in such series of the Trust, entity, or series thereof. Without limiting the generality of the foregoing, this provision may be utilized to permit the Trust to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder structure.

     Section 5. Master-Feeder Structure. The Trust may, at the discretion of the Board of Trustees, as may be permitted by the 1940 Act, and upon the resolution of a majority of the then Trustees, convert to a master-feeder structure, in which the feeder fund invests all of its assets into a master fund, rather than making investments in securities directly. Existing Series or Classes of the Trust may either become feeders into a master fund, or themselves become master funds into which other funds may be feeders.

     Section 6. Amendments. Except as specifically provided in this Section 5, approval of sixty-six and two-thirds percent (66-2/3%) of the Trustees shall, without Shareholder vote, be sufficient to restate, amend, or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted in Article V,
Section 1,  Subsection  (b)  hereof,  (ii) any  amendment  to this  Section 5 of
Article VIII; (iii) any amendment that may require their vote under applicable law or by the then current registration statement of the Trust, as filed with the Commission, except to the extent that, in the case of a vote required by the registration statement of the Trust, such requirement in the registration statement as filed with the Commission shall have been modified or removed by the Trustees as permitted by law prior to the date of such amendment of this Declaration of Trust, and (iv) any amendment submitted to them for their vote by the Trustees. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series or Classes shall be authorized by a vote of the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII,
Section 4 hereof with respect to any acts or omissions of persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 2 hereof as provided in the Bylaws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

     Section 7. Filing of Copies, References, Headings.

     (a) The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendments, references to this instrument, and all expressions such as "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine, and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

     (b) The Trustee hereby authorizes and directs a Certificate of Trust, to be executed and filed with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Statutory Trust Act.

     Section 8. Applicable Law.

     (a) The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     (b) Notwithstanding the first sentence of Section 7(a) of this Article VIII, there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust either the provisions of section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents, or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of Trustees set forth or referenced in this Declaration of Trust.

     Section 9. Provisions in Conflict with Law or Regulations.

     (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code, the Delaware Act, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

     Section 10. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act.

     It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

     Section 11. Writings. To the fullest extent permitted by applicable laws and regulations:

     (a) all requirements in this Declaration of Trust or in the Bylaws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent, or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

     (b) all requirements in this Declaration of Trust or in the Bylaws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.


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



     IN WITNESS WHEREOF, the initial Trustee named below does hereby make and enter into this Declaration of Trust as of the __ day of __________, 2003.




                                                --------------------------------
                                                Stephen W. Roszell
                                                as Trustee of ADVISORY HEDGED
                                                OPPORTUNITY FUND and not
                                                individually


                                      -29-